DHI Group, Inc. Reports Second Quarter 2017 Results

•	Second quarter 2017 total revenues of $52.4 million, net income of $1.8 million and diluted EPS of $0.04

•	Cash flow from operations of $9.2 million; Adjusted EBITDA of $9.5 million, which was impacted by $1.1 million of disposition related and other costs

•	Commenced process of divesting non-tech businesses to streamline the operating portfolio

New York, New York, July 27, 2017 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”), a leading online career resource and talent acquisition platform for technology professionals and other select professional communities, today reported financial results for the quarter ended June 30, 2017.
"Our business performed in line with our expectations in the second quarter as we transitioned to a new organization structure that will enable us to operate as a more focused, flexible, and agile company to execute our tech-focused strategy," said Michael Durney, President and Chief Executive Officer of DHI Group, Inc. "In addition, we made progress on our product initiatives to deepen engagement with professionals and address customer pain points. The positive impact we've seen so far strengthens our conviction in the plan and our ability to change the arc of growth and profitability for the Company, and ultimately enhance shareholder value."

Q2 2017 Tech-Focused Product and Business Highlights

•
Launched new marketing initiatives for Dice with the "Hack Your Career" campaign to increase engagement with tech professionals, and partnerships with Bustle, a digital media company serving millennial women, and Spiceworks, a tech networking community

•
“Open Web First” go-to-market strategy that leads with social sourcing drove 103% year-over-year growth in Open Web customers, increasing penetration of Dice recruitment package customers to 34% as of June 30, 2017, up from 30% as of March 31, 2017 and from 16% a year ago

•
Dice Careers app new downloads grew 28% year-over-year in the second quarter. As of June 30, 2017, cumulative downloads were 81% higher than June 30, 2016, which drove 52% growth in average monthly unique visitors

•	Launched ClearanceJobs Voice, which adds live discussion between employers and candidates through the website

Q2 and Year-to-Date 2017 Financial Highlights
"The market dynamics for our business remained challenging to our renewal and new business efforts. While we're not content with these results, they are consistent with the 2017 outlook we provided in May,” said Luc Grégoire, Chief Financial Officer. "However, we advanced our strategy to return the business to growth with the current process to divest our non-tech businesses, redeploying resources in a more effective and cost efficient manner, and increasing the focus on key drivers and levers of our technology talent solutions business. Looking forward, we are optimistic that the steps we have taken will begin to stabilize our business."
The following summarizes consolidated financial results for the quarters ended June 30, 2017 and 2016:
($ in millions, except per share data)

	Q2 2017	Q2 2016	Change
Revenues	$52.4	$57.7	(9)%
Net income (1)(2)	$1.8	$4.9	(63)%
Diluted earnings per share (3)	$0.04	$0.10	(60)%

Adjusted EBITDA (4) (5)	$9.5	$16.0	(41)%
Adjusted EBITDA margin	18.2%	27.7%

(1) Includes the impact of disposition related and others costs, net of tax, of $0.7 million and $0.1 million for Q2 2017 and 2016, respectively.

(2)Net income in Q2 2017 was reduced by $0.2 million due to additional income tax expense related to the adoption of a new accounting standard, ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting. No material difference to Q2 2016, had the new standard been applied to that period.

(3)  Disposition related and other costs reduced diluted earnings per share in Q2 2017 by $0.01 with no material change to Q2 2016.

(4) Q2 2017 includes the impact of disposition related and other costs of $1.1 million.

(5) Reconciliations of Net Income to Adjusted EBITDA and of Operating Cash Flows to Adjusted EBITDA are included toward the end of this press release.

The following summarizes Revenues, Adjusted EBITDA and Adjusted EBITDA Margin results for the quarter and year-to-date periods ended June 30, 2017 and 2016 ($ in millions). A reconciliation of Operating Income (Loss) to Adjusted EBITDA is included toward the end of this press release.

	Revenues				Adjusted EBITDA
	Q2 2017	Q2 2016	Change	Fx Impact	Q2 2017	Q2 2017 Margin	Q2 2016	Q2 2016 Margin
Tech & Clearance	$31.3	$34.2	(8)%	$(0.1)	$13.0	42%	$16.6	49%
Global Industry Group (GIG)	14.5	16.5	(12)%	(0.7)	1.5	10%	4.2	25%
Healthcare	6.6	7.0	(6)%	—	0.2	3%	0.9	13%
Talent Acquisition Brands	52.4	57.7	(9)%	(0.8)	14.7	28%	21.7	38%
Corporate	—	—	—%	—	(2.7)	n.m.	(4.1)	n.m.
Talent Acquisition Brands less Corporate	52.4	57.7	(9)%	(0.8)	12.0	23%	17.7	31%
Brightmatter Group	—	—	—%	—	(2.5)	n.m.	(1.7)	n.m.
Slashdot Media	—	—	—%	—	—	n.m.	0.1	n.m.
Total	$52.4	$57.7	(9)%	$(0.8)	$9.5	18%	$16.0	28%

	Revenues				Adjusted EBITDA
	YTD 2017	YTD 2016	Change	Fx Impact	YTD 2017	YTD 2017 Margin	YTD 2016	YTD 2016 Margin
Tech & Clearance	$63.0	$68.2	(8)%	$(0.4)	$26.4	42%	$31.7	46%
Global Industry Group (GIG)	28.3	33.1	(15)%	(1.5)	2.6	9%	7.0	21%
Healthcare	13.3	13.9	(4)%	—	0.6	5%	1.6	12%
Talent Acquisition Brands	104.6	115.2	(9)%	(1.9)	29.6	28%	40.3	35%
Corporate	—	—	n.m.	—	(5.3)	n.m.	(7.6)	n.m.
Talent Acquisition Brands less Corporate	104.6	115.2	(9)%	(1.9)	24.3	23%	32.7	28%
Brightmatter Group	—	0.1	n.m.	—	(4.3)	n.m.	(3.6)	n.m.
Slashdot Media	—	0.7	n.m.	—	—	n.m.	(0.2)	n.m.
Total	$104.6	$116.0	(10)%	$(1.9)	$20.0	19%	$28.9	25%

	Supplemental Balance Sheet Information
	June 30, 2017	December 31, 2016	YTD 2017 Change	June 30, 2016	YOY Change
Deferred revenue (1)	$86.4	$84.6	$1.8	$85.9	$0.5
Long-Term Debt, net	$69.9	$84.8	$(14.9)	$97.6	$(27.7)
Plus: Deferred financing costs	1.1	1.2	(0.1)	1.4	(0.3)
Total principal outstanding	$71.0	$86.0	$(15.0)	$99.0	$(28.0)
(1) The YTD increase in deferred revenue primarily reflects an increase in the Tech & Clearance and Global Industry Group segments of $0.9 million each.

Business Outlook
The Company expects its year-over-year rate of decline in revenue to abate progressively in the second half of 2017, while spending should increase only modestly as increased investment in its core tech business will be mostly offset by efficiencies from realigning and simplifying the organization. This outlook does not consider the impact of potential divestitures, as there is no assurance as to their timing or execution. On today’s conference call, management will discuss additional details of its tech-focused strategy, including context around the financial impact of the Company’s 2017 strategic objectives and operational plans.

Conference Call Information
The Company will host a conference call accompanied by a presentation of supporting materials today at 8:30 a.m. Eastern Time to discuss its financial results, recent developments, and progress on its tech-focused strategy. Speaking on the call will be Michael Durney, President and Chief Executive Officer, and Luc Grégoire, Chief Financial Officer.
The conference call and presentation will be available live through the Company’s website in the Investor Relations section under Presentations & Events at www.dhigroupinc.com. The conference call can also be accessed by dialing 1-844-890-1790 or for international callers by dialing 1-412-380-7407.  Please ask to be joined to the DHI Group, Inc. call.
A replay will be available one hour after the call and can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international callers; the replay passcode is 10110589. The replay will be available until August 3, 2017. The presentation will be available for download after the conference call through the Company’s website in the Investor Relations section under Presentations & Events at www.dhigroupinc.com.

Investor Contact

Brendan Metrano
VP, Investor Relations
DHI Group, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact

Rachel Ceccarelli
Director, Corporate Communications
DHI Group, Inc.
212-448-8288
media@dhigroupinc.com

About DHI Group, Inc.
DHI Group, Inc. (NYSE:DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower tech professionals and organizations to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled tech professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For over 25 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets located throughout North America, Europe, the Middle East and the Asia Pacific region.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, other non-recurring income or expense (“Adjusted EBITDA”) and Adjusted EBITDA margin provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.
We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We also present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information without limitation concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, the review of potential dispositions of certain of our businesses and the terms and timing of any such transactions, competition from existing and future competitors in the highly competitive market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016

Revenues	$52,400	$57,673	$104,590	$115,959

Operating expenses:
Cost of revenues	7,668	8,079	15,065	16,614
Product development	6,356	6,245	12,807	13,305
Sales and marketing	19,751	18,646	39,650	39,148
General and administrative	10,046	11,508	21,325	22,721
Depreciation	2,819	2,563	5,127	5,161
Amortization of intangible assets	571	2,070	1,132	4,536
Disposition related and other costs	1,187	77	1,187	3,347
Total operating expenses	48,398	49,188	96,293	104,832
Operating income	4,002	8,485	8,297	11,127
Interest expense	(814)	(820)	(1,604)	(1,692)
Other expense	9	(17)	(7)	(32)
Income before income taxes	3,197	7,648	6,686	9,403
Income tax expense	1,375	2,794	3,524	3,438
Net income	$1,822	$4,854	$3,162	$5,965

Basic earnings per share	$0.04	$0.10	$0.07	$0.12
Diluted earnings per share	$0.04	$0.10	$0.07	$0.12

Weighted average basic shares outstanding	47,953	48,607	47,775	49,034
Weighted average diluted shares outstanding	48,268	49,279	48,308	49,850

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$1,822	$4,854	$3,162	$5,965
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,819	2,563	5,127	5,161
Amortization of intangible assets	571	2,070	1,132	4,536
Deferred income taxes	426	313	648	229
Amortization of deferred financing costs	81	81	162	162
Stock based compensation	2,086	2,806	4,588	6,423
Change in accrual for unrecognized tax benefits	35	101	70	115
Loss on sale of business	—	77	—	639
Changes in operating assets and liabilities:
Accounts receivable	6,205	2,490	11,231	4,857
Prepaid expenses and other assets	412	336	(1,082)	(169)
Accounts payable and accrued expenses	1,342	(2,771)	(1,007)	(4,875)
Income taxes receivable/payable	(2,883)	1,627	(1,465)	(1,293)
Deferred revenue	(3,750)	(2,299)	1,101	3,252
Other, net	27	(63)	45	(77)
Net cash flows from operating activities	9,193	12,185	23,712	24,925
Cash flows from investing activities:
Cash received from sale of business	—	—	—	2,429
Purchases of fixed assets	(3,535)	(3,187)	(7,730)	(5,506)
Net cash flows (used in) from investing activities	(3,535)	(3,187)	(7,730)	(3,077)
Cash flows from financing activities:
Payments on long-term debt	(7,000)	(8,000)	(15,000)	(11,000)
Proceeds from long-term debt	—	6,000	—	9,000
Payments under stock repurchase plan	—	(8,915)	—	(22,632)
Proceeds from stock option exercises	—	—	403	1,028
Purchase of treasury stock related to vested restricted stock and performance stock units	(17)	(68)	(1,109)	(2,520)
Net cash flows used in financing activities	(7,017)	(10,983)	(15,706)	(26,124)
Effect of exchange rate changes	150	(1,008)	193	(313)
Net change in cash for the period	(1,209)	(2,993)	469	(4,589)
Cash, beginning of period	24,665	32,454	22,987	34,050
Cash, end of period	$23,456	$29,461	$23,456	$29,461

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	June 30, 2017	December 31, 2016
Current assets
Cash	$23,456	$22,987
Accounts receivable, net	32,335	43,148
Income taxes receivable	737	731
Prepaid and other current assets	4,508	3,312
Total current assets	61,036	70,178
Fixed assets, net	19,346	16,610
Acquired intangible assets, net	48,002	49,120
Goodwill	174,790	171,745
Deferred income taxes	361	306
Other assets	2,073	2,136
Total assets	$305,608	$310,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$19,500	$20,220
Deferred revenue	86,380	84,615
Income taxes payable	2,029	3,467
Total current liabilities	107,909	108,302
Long-term debt, net	69,922	84,760
Deferred income taxes	8,586	7,901
Accrual for unrecognized tax benefits	2,584	2,513
Other long-term liabilities	2,800	2,736
Total liabilities	191,801	206,212
Total stockholders’ equity	113,807	103,883
Total liabilities and stockholders’ equity	$305,608	$310,095

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and six month periods ended June 30, 2017 and 2016 and a balance sheet as of June 30, 2017 and December 31, 2016 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$1,822	$4,854	$3,162	$5,965
Interest expense	814	820	1,604	1,692
Income tax expense	1,375	2,794	3,524	3,438
Depreciation	2,819	2,563	5,127	5,161
Amortization of intangible assets	571	2,070	1,132	4,536
Non-cash stock compensation expense	2,086	2,806	4,588	5,523
Severance—Slashdot Media	—	—	—	981
Accelerated stock based compensation expense—Slashdot Media	—	—	—	900
Loss on sale of business	—	77	—	639
Costs related to strategic alternatives process	(23)	—	807	—
Costs related to divestitures	70	—	70	—
Other	(9)	17	7	32
Adjusted EBITDA	$9,525	$16,001	$20,021	$28,867

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$9,193	$12,185	$23,712	$24,925
Interest expense	814	820	1,604	1,692
Amortization of deferred financing costs	(81)	(81)	(162)	(162)
Income tax expense	1,375	2,794	3,524	3,438
Deferred income taxes	(426)	(313)	(648)	(229)
Severance—Slashdot Media	—	—	—	981
Change in accrual for unrecognized tax benefits	(35)	(101)	(70)	(115)
Change in accounts receivable	(6,205)	(2,490)	(11,231)	(4,857)
Change in deferred revenue	3,750	2,299	(1,101)	(3,252)
Costs related to strategic alternatives process	(23)	—	807	—
Costs related to divestitures	70	—	70	—
Changes in working capital and other	1,093	888	3,516	6,446
Adjusted EBITDA	$9,525	$16,001	$20,021	$28,867

Dice Recruitment Package Customers
Beginning of period	6,800	7,450	7,050	7,600
End of period	6,750	7,300	6,700	7,300

Average for the period (1)	6,750	7,350	6,800	7,400

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,108	$1,124	$1,109	$1,121

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	For the three months ended June 30, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech & Clearance	Global Industry Group	Healthcare	Corporate	Brightmatter Group	Slashdot Media	Total
Operating income (loss)	$10,712	$510	$(642)	$(3,906)	$(2,672)	$—	$4,002
Depreciation	1,695	247	537	26	314	—	2,819
Amortization of intangible assets	—	363	163	—	45	—	571
Non-cash stock compensation expense	545	408	141	1,131	(139)	—	2,086
Costs related to strategic alternatives process	—	—	—	(23)	—	—	(23)
Costs related to divestiture process	—	—	—	70	—	—	70
Adjusted EBITDA	$12,952	$1,528	$199	$(2,702)	$(2,452)	$—	$9,525

	For the three months ended June 30, 2016
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech & Clearance	Global Industry Group	Healthcare	Corporate	Brightmatter Group	Slashdot Media	Total
Operating income (loss)	$13,291	$2,477	$107	$(5,452)	$(1,914)	$(24)	$8,485
Depreciation	1,770	230	495	33	35	—	2,563
Amortization of intangible assets	729	1,074	218	—	49	—	2,070
Non-cash stock compensation expense	781	428	124	1,357	116	—	2,806
Loss on sale of business	—	—	—	—	—	77	77
Adjusted EBITDA	$16,571	$4,209	$944	$(4,062)	$(1,714)	$53	$16,001

	For the six months ended June 30, 2017
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech & Clearance	Global Industry Group	Healthcare	Corporate	Brightmatter Group	Slashdot Media	Total
Operating income (loss)	$22,156	$628	$(1,092)	$(8,533)	$(4,862)	$—	$8,297
Depreciation	3,151	472	1,045	54	405	—	5,127
Amortization of intangible assets	—	727	325	—	80	—	1,132
Non-cash stock compensation expense	1,110	818	273	2,313	74	—	4,588
Costs related to strategic alternatives process	—	—	—	807	—	—	807
Costs related to divestiture process	—	—	—	70	—	—	70
Adjusted EBITDA	$26,417	$2,645	$551	$(5,289)	$(4,303)	$—	$20,021

	For the six months ended June 30, 2016
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech & Clearance	Global Industry Group	Healthcare	Corporate	Brightmatter Group	Slashdot Media	Total
Operating income (loss)	$25,124	$3,123	$(171)	$(10,229)	$(3,947)	$(2,773)	$11,127
Depreciation	3,507	452	1,091	67	44	—	5,161
Amortization of intangible assets	1,456	2,545	436	—	99	—	4,536
Non-cash stock compensation expense	1,595	842	234	2,575	233	44	5,523
Slashdot media related costs	—	—	—	—	—	2,520	2,520
Adjusted EBITDA	$31,682	$6,962	$1,590	$(7,587)	$(3,571)	$(209)	$28,867

Segment Definitions:
Tech & Clearance: Dice, Dice Europe and ClearanceJobs; Global Industry Group: eFinancialCareers, Rigzone, Hcareers and BioSpace; Healthcare: Health eCareers

DHI GROUP, INC.
SUPPLEMENTAL DATA - REVENUE DETAIL
(Unaudited)
(in thousands)

	Revenue
($ in millions)	Q2 2017	Q2 2016	Change	$ Fx Impact	YTD 2017	YTD 2016	Change	$ Fx Impact
Tech and Clearance	$31.3	$34.2	(8)%	$(0.1)	$63.0	$68.2	(8)%	$(0.4)
eFinancialCareers	8.0	9.1	(12)%	(0.6)	15.9	18.1	(12)%	(1.4)
Tech-focused businesses	39.3	43.3	(9)%	(0.7)	78.9	86.3	(9)%	(1.8)

Health eCareers	6.6	7.0	(6)%	—	13.3	13.9	(4)%	—
HCareers	3.8	4.0	(5)%	—	7.4	7.8	(5)%	—
Rigzone	1.7	2.4	(29)%	(0.1)	3.4	5.3	(36)%	(0.1)
BioSpace	1.0	1.0	—%	—	1.6	2.0	(20)%	—
Non-tech businesses	13.1	14.4	(9)%	(0.1)	25.7	29.0	(11)%	(0.1)
Slashdot Media	—	—	n.m.	—	—	0.7	n.m	—
Total	$52.4	$57.7	(9)%	$(0.8)	$104.6	$116.0	(10)%	$(1.9)